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                                                                   Exhibit 99.11

                        CONSENT OF INDEPENDENT AUDITORS



The Trustees
Keystone Omega Fund
(formerly Keystone America Omega Fund, Inc.)




     We consent to the use of our report dated January 23, 1996 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.


                              /s/ KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP


Boston, Massachusetts
February 28, 1996